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                                                                      Exhibit 11

                               RENTRAK CORPORATION

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

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                                                      For the Year Ended
                                                        March 31, 1995
                                                 ------------------------------
                                                                     FULLY
                                                     PRIMARY        DILUTED
                                                 ------------------------------
Weighted average number of shares of common
stock outstanding                                   10,721,558      10,721,558

Dilutive effect of exercise of stock options         2,356,734       2,356,734

Dilutive effect of exercise of stock warrants        2,500,197       3,419,626

Less: purchase of treasury shares, up to
20% of shares outstanding at period end             (2,180,538)     (2,180,538)
                                                 ------------------------------

Weighted average number of shares of common
stock and common stock equivalents                  13,397,951      14,317,380
                                                 ------------------------------
                                                 ------------------------------


Net Income                                          $5,113,523      $5,113,523
Plus: Interest income from investments assumed
purchased with proceeds from exercise of
stock options and warrants in excess of
proceeds used to purchase treasury stock               394,249         582,494
                                                 ------------------------------

Net Income for purposes of computing
earnings per share                                  $5,507,772      $5,696,017
                                                 ------------------------------
                                                 ------------------------------

Net Income per Share                                     $0.41           $0.40
                                                 ------------------------------
                                                 ------------------------------
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